UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development
District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:     86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2010, the stockholders of SORL Auto Parts Inc. (the “Company”) approved an amendment to our Amended and Restated Certificate of Incorporation.  Article IX was deleted, to eliminate an antitakeover provision.  The Amended and Restated Certificate of Incorporation, as further amended, and a copy marked to show changes are attached as Exhibits 3.1 and 3.2 and incorporated by reference herein.

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

On May 27, 2010, we held our annual meeting of stockholders.  Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The following matters were submitted to a vote of our stockholders.

1.	To elect seven directors to hold office until the 2011 annual meeting of stockholders and until their successors are elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Xiao Ping Zhang	13,805,887	110,784	3,005,925
Xiao Feng Zhang	13,806,087	110,584	3,005,925
Jung Kang Chang	13,804,362	112,309	3,005,925
Li Min Zhang	13,803,562	113,109	3,005,925
Zhi Zhong Wang	13,804,462	112,209	3,005,925
Yi Guang Huo	13,804,262	112,409	3,005,925
Jiang Hua Feng	13,778,112	138,559	3,005,925

2.	To approve an amendment to our Certificate of Incorporation to delete an anti-takeover provision.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
16,813,650	93,681	15,265	––

3.	To ratify the appointment of EFP Rotenberg, LLP as the company’s independent registered public accounting firm for fiscal year 2010.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
16,821,601	72,581	28,414	––

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Filed as part of this report are the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: May 27, 2010	By:/s/ /s/ Xiao Ping Zhang
Xiao PXiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of SORL Auto Parts, Inc, as further amended. (approved May 27, 2010)

3.2	Marked Amended and Restated Certificate of Incorporation of SORL Auto Parts, Inc., as further amended